Exhibit 5.3

March 4, 2024

CoreCivic, Inc.

5501 Virginia Way

Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to CoreCivic, Inc., a Maryland corporation (the “Company”), CCA South Texas, LLC, a Maryland limited liability company (“CCA South Texas”), and Innovative Government Solutions, LLC, a Maryland limited liability company (“Government Solutions” and together with CCA South Texas, the “Maryland Subsidiary Guarantors”), in connection with the registration of certain securities of the Company (the “Offered Securities”) on its Registration Statement on Form S-3 (including the prospectus that is a part thereof, the “Registration Statement”) as filed today by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of debt securities of the Company (“Debt Securities”), to be issued by the Company pursuant to an indenture (the “Indenture”) to be entered into between the Company and Equiniti Trust Company, LLC, as trustee (the “Trustee”), prior to any such issuance, (iv) guarantees of the Debt Securities (“Guarantees”) by subsidiary guarantors, including the Maryland Subsidiary Guarantors, (v) warrants (“Warrants”) to be issued by the Company and (vi) units (“Units”) to be issued by the Company, all of which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

100 Light Street | Baltimore, MD 21202 | 410.727.6464 | milesstockbridge.com

EASTON, MD • FREDERICK, MD • RICHMOND, VA • ROCKVILLE, MD • TYSONS CORNER, VA • WASHINGTON D.C.

CoreCivic, Inc. March 4, 2024 Page 2

We have examined the Registration Statement, including certain of the exhibits thereto (but exclusive of documents incorporated by reference therein), and such other documents, corporate records, laws and regulations as we have deemed necessary for the purposes of giving the opinions set forth in this opinion letter. Based on that examination and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	Each of the Maryland Subsidiary Guarantors is a limited liability company existing under and by virtue of, and is in good standing under, the laws of the State of Maryland.

3.	(a) Upon adoption by the board of directors of the Company (the “Board”) of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of Common Stock, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of Common Stock being issued by the Company will be validly issued, fully paid and nonassessable.

4.	(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s charter and bylaws and applicable law, and upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance and sale of shares of such class or series of Preferred Stock, and when appropriate articles supplementary to the Company’s charter relating to such class or series of Preferred Stock have been duly approved by the Board and been filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, (b) when the Registration Statement and any required post-effective amendment(s) thereto and any and all prospectus supplement(s) required by applicable laws have become effective under the Securities Act, and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and the related prospectus supplement(s) and by such resolution, such shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.

5.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Debt Securities, the issuance of such Debt Securities will be duly authorized by the Company.

6.	Upon approval of a Guarantee by a Maryland Subsidiary Guarantor by all limited liability company action required by applicable law and the governing documents of such Maryland Subsidiary Guarantor, such Guarantee will be duly authorized by such Maryland Subsidiary Guarantor.

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7.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Warrants, the issuance of such Warrants will be duly authorized by the Company.

8.	Upon adoption by the Board of a resolution in form and content as required by applicable law and the Company’s charter and bylaws authorizing the issuance of Units, the issuance of such Units will be duly authorized by the Company.

In giving the opinions set forth herein, we have made the following assumptions:

(a)	(i) All documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies or drafts conform with the original and executed versions of those documents, (iii) all signatures on all documents submitted to us for examination are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, (iv) all natural persons who executed any of the documents that were reviewed by us had legal capacity at the time of such execution and (v) except as expressly set forth in this opinion letter, there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of the documents, by actions or omission of the parties or otherwise, and (vi) all public records reviewed by us or on our behalf are accurate and complete.

(b)	At the time of the issuance of any of the Offered Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and such securities will comply with all requirements and restrictions, if any, applicable to the Company imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(c)	At the time of issuance of any shares of Common Stock (including any shares of Common Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Common Stock), the Company will have a sufficient number of authorized but unissued shares of Common Stock for the issuance.

(d)	At the time of issuance of any shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon conversion or exercise of any of the Offered Securities that are convertible into or exercisable for shares of Preferred Stock), the Company will have a sufficient number of authorized but unissued shares of the applicable class or series of Preferred Stock for the issuance.

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(e)	At the time of issuance of any of the Offered Securities, the Company will be in good standing under the laws of the State of Maryland.

We have relied as to certain factual matters on information obtained from public officials and officers or representatives of the Company. In giving our opinions set forth in numbered opinion paragraphs 1 and 2 above, our opinions are based solely on good standing certificates issued by the State Department of Assessments and Taxation of the State of Maryland on March 1, 2024, with respect to the Company and each of the Maryland Subsidiary Guarantors.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than the laws of the State of Maryland, except that we express no opinion with respect to the blue sky or other securities laws or regulations of the State of Maryland. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated. Further, we point out that the sole member of Government Solutions is a Tennessee limited liability company and, in expressing our opinion as to the due authorization by Government Solutions of the Guarantees, we are assuming that the sole member is properly authorized to take and has taken, as of such time as such Guarantees are issued, such actions related to such authorization in accordance with its governing documents and applicable law.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter with the Registration Statement as Exhibit 5.3 thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal